POWER OF ATTORNEY
                           (Section 16 Administration)


	Pursuant to this Power of Attorney, I, Brian G. Cartwright, hereby:

       (a)	Authorize each of James W. Mercer and Troy E. McHenry of
HCP, Inc. (the "Company"), to execute for and on my behalf, in connection with my proposed appointment as a director of the Company, any and all Forms 3, 4 and 5, including any amendments thereto (each and collectively, the "Section 16 Filings"), and to cause the Section
16 Filings to be filed with the Securities and Exchange Commission
(the "Commission") pursuant to Section 16(a) of the Securities Act of 1934, as amended (the "Exchange Act");

       (b)	Grant to each aforementioned attorney-in-fact full power
and authority to do and perform any act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted herein, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each attorney-in-fact, or attorney-in-fact's substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted herein;

       (c)	Acknowledge that each attorney-in-fact, in serving in such
capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with the rules and regulations pursuant to the Exchange Act.

	This Power of Attorney revokes the authority of any previously granted power of attorney regarding the aforementioned matters and shall remain in full force and effect until I am not required to provide the Commission with Section 16 Filings with respect to my holding of, and transactions in securities issued by the Company, unless I earlier revoke this Power of Attorney by delivery of written notice to the attorneys-in-fact.

	In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.


			 /s/ Brian G. Cartwright     Date: July 3, 2013
			-------------------------
			Brian G. Cartwright